FIRST DELTAVISION, INC. ANNOUNCES RECISSION OF SHARE EXCHANGE AGREEMENT.


SALT LAKE CITY, UTAH-(BUSINESS WIRE)-November 12, 2002-First Deltavision, Inc. (OTCBB Symbol: "KMDX"), announced today the recission of the Share Exchange Agreement (the "Kyomedix Agreement") with Kyomedix Corporation, a Delaware corporation, that was reported in its 8-K Current Report dated April 9, 2002. David C. Merrell, President, stated "The recision places the parties in the same positions they were in prior to the completion of the Kyomedix Agreement, except that we retained the four for one forward split of our outstanding shares."

The terms of the recision are contained in the Form 8-KA Current Report of First Deltavision dated April 9, 2002, which was filed with the Securities and Exchange Commission on November 13, 2002.

For further information please contact:   David C. Merrell
                                          First Deltavision, Inc.
                                          9005 Cobble Canyon Lane
                                          Sandy, Utah  84093
                                          Telephone:  (801) 942-0555